     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 1998

                                                          REGISTRATION NO. 333-.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _____________________

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             _____________________

                           HOST MARRIOTT CORPORATION
             (Exact name of registrant as specified in its charter)
                             _____________________

          DELAWARE                                7011                    53-00895950
(State or other jurisdiction of        (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)         Classification Code Number)     Identification No.)
                                       -----------------------------

For Co-Registrants, please see "Table of Co-Registrants" on the following page)

                                                                                    Christopher G. Townsend, Esq.
                                                                              SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                       10400 FERNWOOD ROAD                                               10400 FERNWOOD ROAD
                  BETHESDA, MARYLAND  20817-1109                                   BETHESDA, MARYLAND  20817-1109
                           301-380-9000                                                     301-380-9000
       (Address, including zip code, and telephone number,            (Name, address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)            including area code, of agent for service)

                            _____________________
                                   Copies to:
    J. WARREN GORRELL, JR., ESQ.                BRUCE E. ROSENBLUM, ESQ.
       BRUCE W. GILCHRIST, ESQ.                    LATHAM & WATKINS
        HOGAN & HARTSON L.L.P.        1001 PENNSYLVANIA AVENUE, N.W., SUITE 1300
    555 THIRTEENTH STREET, N.W.                 WASHINGTON, D.C.  20004
      WASHINGTON, D.C.  20004-1109                  (202) 637-2200
          (202) 637-5600
                        --------------------------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement; as determined by the Registrant.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM
                  TITLE OF EACH CLASS OF                    AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING
                SECURITIES TO BE REGISTERED                  REGISTERED              UNIT(1)             PRICE(1)(2)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock of Host Marriott Corporation (the
   "Company")..
-----------------------------------------------------------------------------------------------------------------------------
Debt Securities of  the Company (3)...................
-----------------------------------------------------------------------------------------------------------------------------
Guarantees of Co-Registrants of Debt Securities (4)...
-----------------------------------------------------------------------------------------------------------------------------
Preferred Stock of the Company........................
-----------------------------------------------------------------------------------------------------------------------------
Warrants of the Company...............................
-----------------------------------------------------------------------------------------------------------------------------
Subscription Rights (5)...............................
-----------------------------------------------------------------------------------------------------------------------------
Depositary Shares.....................................
-----------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights(6)....................
=============================================================================================================================
  Total...............................................    $2,500,000,000.00 (7)            100%            $2,500,000,000.
==============================================================================================================================

====================================================================================

                  TITLE OF EACH CLASS OF                     AMOUNT OF
                SECURITIES TO BE REGISTERED              REGISTRATION FEE
------------------------------------------------------------------------------------
Common Stock of Host Marriott Corporation (the
   "Company").........................................
------------------------------------------------------------------------------------
Debt Securities of  the Company (3)...................
------------------------------------------------------------------------------------
Guarantees of Co-Registrants of Debt Securities (4)...
------------------------------------------------------------------------------------
Preferred Stock of the Company........................
------------------------------------------------------------------------------------
Warrants of the Company...............................
------------------------------------------------------------------------------------
Subscription Rights (5)...............................
------------------------------------------------------------------------------------
Depositary Shares.....................................
------------------------------------------------------------------------------------
Preferred Stock Purchase Rights(6)....................
===================================================================================
  Total...............................................               $863,000 (7)
===================================================================================

(1) The proper maximum offering price per unit will be determined from time to time by the Registrants in connection with the issuance by the Registrants of the securities registered hereunder.
(2) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) under the Securities Act.
(3) If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $2,500,000,000.00.
(4) No separate consideration will be received from purchasers of Debt Securities with respect to these guarantees and, therefore, no registration fee is attributable to the guarantees of the Debt Securities.
(5) Rights evidencing the right to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants.
(6) The Preferred Stock Purchase Rights are initially carried and traded with the Common Stock. The value of the Preferred Stock Purchase Rights, if any, is reflected in the value of the Common Stock.
(7) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $2,500,000,000.00 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of Common Stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereby.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                            TABLE OF CO-REGISTRANTS

                                                                           PRIMARY STANDARD
                                                    STATE OR OTHER            INDUSTRIAL          IRS EMPLOYER
                                                     JURISDICTION           CLASSIFICATION       IDENTIFICATION
                      NAME                         OF INCORPORATION           CODE NUMBER            NUMBER
                      ----                         ----------------           -----------            ------
HMC BN Corporation                                     Delaware                    7011             52-1982075
HMC Hotel Development Corporation                      Delaware                    7011             52-2062680
HMC Retirement Properties, Inc.                        Delaware                    7011             52-1536288
HMC SFO, Inc.                                          Delaware                    7011             52-1888778
HMH Marina, Inc.                                       Delaware                    7011             52-1943709
HMH Pentagon Corporation                               Delaware                    7011             52-1859615
HMH Properties, Inc.                                   Delaware                    7011             52-1822042
HMH Realty Company, Inc.                               Delaware                    7011             52-1928293
HMH Rivers, Inc.                                       Delaware                    7011             52-1928290
Host Airport Hotels, Inc.                              Delaware                    7011             95-2744596
Host Marriott Hospitality, Inc.                        Delaware                    7011             52-1822038
Marriott Financial Services, Inc.                      Delaware                    7011             52-1320896
Marriott SBM Two Corporation                           Delaware                    7011             52-1694383

                  SUBJECT TO COMPLETION, DATED APRIL 22, 1998
PROSPECTUS
                                $2,500,000,000
                           HOST MARRIOTT CORPORATION
             DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,
                COMMON STOCK, WARRANTS AND SUBSCRIPTION RIGHTS

                             _____________________

          Host Marriott Corporation, a Delaware corporation (the "Company" or "Host Marriott"), directly or through agents, dealers, or underwriters designated from time to time, may offer, issue and sell: (i) debt securities of the Company consisting of debentures, notes or other evidences of indebtedness, without par value (the "Debt Securities"); (ii) shares of common stock of the Company, par value $1.00 per share (the "Common Stock"); (iii) shares of preferred stock of the Company, without par value (the "Preferred Stock"); (iv) shares of its Preferred Stock represented by depositary shares (the "Depositary Shares"); (v) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the "Warrants"); and (vi) subscription rights evidencing the right to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants (the "Subscription Rights"), with an aggregate public offering price of up to $2,500,000,000 (or the equivalent if the securities are denominated in foreign currency or foreign currency units). The Debt Securities may be issued as exchangeable and/or convertible Debt Securities, exchangeable for or convertible into shares of Common Stock, Preferred Stock or Depositary Shares. The Preferred Stock may be issued as exchangeable and/or convertible Preferred Stock, exchangeable for or convertible into Debt Securities or shares of Common Stock. The Company's payment obligations under any series of Debt Securities may be guaranteed by certain of the Company's various direct or indirect wholly-owned subsidiaries (each, a "Guarantor" and collectively, the "Guarantors"). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Subscription Rights (collectively, the "Offered Securities") may be offered, separately or together, in one or more separate classes or series and in amounts, at prices and on terms to be determined at the time of offering and to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement"). Additionally, the Company may issue Subscription Rights to its stockholders.

          The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, and any guarantees thereof, the specific designation, aggregate principal amount, designated currency (or currency unit), purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), terms of the subordination (if any), redemption or conversion thereof, and any other specific terms of the Debt Securities; (ii) in the case of Common Stock, the number of shares, purchase price and terms of the offering and sale thereof; (iii) in the case of Preferred Stock, the specific designation, number of shares, liquidation preference, purchase price, dividend, voting, redemption, exchange and conversion provisions and any other specific terms of the Preferred Stock; (iv) in the case of Depositary Shares, the aggregate number of shares offered, the fractional share of Preferred Stock represented by each such Depositary Shares and the purchase price; (v) in the case of Warrants, the specific designations, number, duration, purchase price, exercise price, detachability and any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which, and the securities for which, such Warrants may be exercised; and (vi) in the case of Subscription Rights, the designations, number, exercise price and duration, transferability, any oversubscription privilege and any other terms in connection with the distribution of such Subscription Rights, as well as the terms on which and the securities for which such Subscription Rights may be exercised.

          The Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "HMT." Any Common Stock sold pursuant to a Prospectus Supplement may be listed on the NYSE. On April 21, 1998, the last reported sales price of the Common Stock on the NYSE was $21 1/4 per share. The
Company has not determined whether any of the other Offered Securities will be listed on the NYSE. If the Company decides to seek listing of any such Offered Securities, the Prospectus Supplement relating thereto will disclose such exchange or market. The applicable Prospectus Supplement will also contain information, where applicable, about certain material United States federal income tax considerations relating to the Offered Securities covered by such Prospectus Supplement.

                             _____________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                             _____________________

          The Offered Securities may be offered directly to the Company's stockholders (in the case of Subscription Rights) or to purchasers, directly or through agents, underwriters or dealers, as designated from time to time, or through a combination of such methods, each as set forth in the applicable Prospectus Supplement. The Company reserves the sole right to accept, and together with its agents, from time to time, to reject in whole or in part any proposed purchase of Offered Securities to be made directly or through agents. Certain terms of the offering and sale of the Offered Securities, including, where applicable, the names of any underwriters, dealers, or agents, any applicable commission, discounts and other items constituting compensation of such underwriters, dealers or agents, and the proceeds to the Company from such sale will be set forth in the accompanying Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers and agents.

          No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of the Offered Securities.

                THE DATE OF THIS PROSPECTUS IS APRIL   , 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND THEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY OFFERED SECURITIES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR IN ANY PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR OF SUCH PROSPECTUS SUPPLEMENT.

     IN CONNECTION WITH THE OFFERING OF CERTAIN OFFERED SECURITIES, CERTAIN PERSONS PARTICIPATING IN SUCH OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE EFFECT THE MARKET PRICES OF SUCH OFFERED SECURITIES OR OTHER SECURITIES OF THE COMPANY INCLUDING STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. SPECIFICALLY, SUCH PERSONS MAY OVERALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE THE OFFERED SECURITIES IN THE OPEN MARKET.

                             AVAILABLE INFORMATION

     The Company and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus and any Prospectus Supplement do not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information about the Company and the Offered Securities, reference is hereby made to the Registration Statement, including the exhibits and schedules filed as a part thereof and otherwise incorporated therein. Statements made in this Prospectus as to the contents of any agreement or other document referred to herein are not necessarily complete, and in each instance, reference is made to the copy of such document so filed, each such statement being qualified in its entirety by such reference.

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. The Registration Statement, including the exhibits thereto, as well as such reports and other information filed by the Company with the Commission, can be inspected, without charge, and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C., 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a site on the World Wide Web at http://www.sec.gov., which contains reports, proxy statements and other information regarding registrants that file electronically with the Commission and certain of the Company's filings are available at such web site. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents filed with the Commission pursuant to the Exchange Act are hereby incorporated by reference in, and shall be deemed to be a part of, this Prospectus:

          1. Host Marriott Corporation's Annual Report on Form 10-K for the fiscal year ended January 2, 1998, filed with the Commission on March 27, 1998.

          2. Current Report on Form 8-K filed by Host Marriott Corporation dated April 17, 1998, filed on April 17, 1998.

          3. Description of the Company's Common Stock included in a Registration Statement on Form 10 filed with the Commission.

          4. Description of the Company's Common Stock included in a Registration Statement on Form 8-A filed with the Commission on February 10, 1989.

          5. HMH Properties, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 2, 1998, filed with the Commission on March 27, 1998.

     All documents filed by the Company or the Guarantors pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of all Offered Securities to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Prospectus or in any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained herein or in any Prospectus Supplement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon request, a copy of any of the foregoing documents (other than exhibits incorporated by reference into such document). Requests for documents should be submitted to the Corporate Secretary, Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland, 20817-1109. The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference herein.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus, including the documents that are incorporated herein by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and include statements regarding the intent, belief or current expectations of the Company, primarily with respect to capital expenditures, cost reduction, cash flow, operating performance and improvements and related industry developments. When used in this Prospectus, words such as "anticipate," "estimate," "plan," "project," "expect," "intend," "may be," "objective," "predict," "will be," "believes," and similar words or phrases are intended to identify such statements. Such statements are subject to inherent uncertainties and risks that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among other things: substantial leverage; the Company's success in implementing its business strategies; the terms of the Company's indebtedness; competition in, and risks of, the lodging industry; general economic and business conditions; and other factors referenced in this Prospectus. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                                  THE COMPANY

     The Company is one of the largest owners of hotels in the world, with 100 upscale and luxury full-service hotel lodging properties in its portfolio as of April 16, 1998, primarily located in the United States. These properties are generally operated under the Marriott brand and managed by Marriott International, Inc. ("Marriott International"), formerly a wholly-owned subsidiary of the Company. Four of the Company's properties are operated under the Ritz-Carlton brand in which Marriott International acquired a 49% interest in April 1995. The Marriott and Ritz-Carlton brand names are among the most respected and widely recognized brand names in the lodging industry. The Company also owns 31 senior living communities, all of which are managed by Marriott International. The Company's primary focus is on the acquisition of full-service hotel lodging properties. Since the beginning of 1994 through April 16, 1998, the Company has added 73 full-service hotels representing more than 34,000 rooms for an aggregate purchase price of approximately $3.4 billion.

     On April 17, 1998, the Company announced that it had reached a definitive agreement with various affiliates of The Blackstone Group and Blackstone Real Estate Partners (collectively, "Blackstone") to acquire interests in 13 world-class luxury hotels in the U.S. and certain other assets in a transaction valued at approximately $1.775 billion, including the assumption of debt. Following the transaction, Blackstone will have the largest ownership interest in Host Marriott on a fully diluted basis. Host Marriott expects to pay approximately $835 million in cash and assumed debt and to issue approximately 47 million Operating Partnership units of the new operating partnership (the "Operating Partnership"), to be formed as part of the Company's reorganization, described below. Each Operating Partnership unit will be exchangeable for one share of Host Marriott common stock (or its cash equivalent). Upon completion of the acquisition, Blackstone will own approximately 19% of the shares outstanding of Host Marriott common stock on a fully converted basis. The Blackstone portfolio consists of two Ritz-Carltons, three Four Seasons, one Grand Hyatt, three Hyatt Regencies and four Swissotel properties. These hotels are located in major urban and convention/resort markets with significant barriers to new competition.

     In addition, on April 17, 1998, Host Marriott announced that its Board of Directors (the "Board") has authorized the Company to reorganize its remaining business operations to qualify as a real estate investment trust ("REIT"), effective as of January 1, 1999, and to spin-off its senior living communities business ("Senior Living") through a taxable stock dividend to its shareholders. After the REIT reorganization, which is subject to shareholder and final Board approval, the Company intends to operate as an "UPREIT," with all of its assets and operations conducted through the newly formed Operating Partnership of which Host Marriott will be the general partner. Marriott International's role in managing Marriott hotels owned by Host Marriott will be unchanged.

     Host Marriott will distribute shares in Senior Living to its shareholders at the time of the REIT reorganization and Host Marriott expects to make a cash distribution at that time. The projected aggregate value of these distributions, which are expected to be treated as taxable dividends to shareholders, is currently estimated between $400 and $550 million. An additional taxable distribution may be required in 1999. Senior Living is expected to own Host Marriott's approximately $700 million portfolio of senior living properties. This portfolio currently consists of 31 retirement communities, totaling 7,218 units in 12 states. The communities will continue to be managed by Marriott International. In addition, Senior Living will lease substantially all of the hotels owned by the REIT and its affiliates. Senior Living will operate independently of Host Marriott, will be publicly listed and will pursue its own growth opportunities. In order to facilitate the transition, there may initially be some Board of Directors overlap, which will be eliminated over time.

     Following the REIT reorganization, Host Marriott will own Operating Partnership units in the Operating Partnership equal to the number of outstanding shares of Host Marriott common stock at the time of the conversion. The UPREIT structure will not affect the ownership by shareholders of their existing Host Marriott shares. As part of the reorganization, limited partners in Host Marriott's full-service hotel partnerships and joint ventures are expected to be given an opportunity to receive, on a tax-deferred basis, Operating Partnership units in the new Operating Partnership in exchange for their current partnership interests. Furthermore, Host Marriott anticipates repurchasing or exchanging its approximately $1.55 billion of outstanding debt securities, adjusting the conversion ratio of it Quarterly Income Preferred Securities to reflect the distribution of Senior Living and cash to Host Marriott stockholders, and issuing additional debt and equity securities.

     The Blackstone transaction is expected to close simultaneously with the reorganization of Host Marriott as a real estate investment trust. At that time, Blackstone's hotels and other assets will be contributed into the Operating Partnership. The hotels will continue to be managed under the existing management contracts.

     The REIT expects to qualify as a real estate investment trust under federal income tax law beginning January 1, 1999. However, consummation of the REIT reorganization is subject to significant contingencies that are outside the control of the Company, including final Board approval, consent of shareholders, partners, bondholders, lenders, and ground lessors of Host Marriott, its affiliates and other third parties. Accordingly, there can be no assurance that the REIT reorganization will be completed or that it will be effective as of January 1, 1999. Consummation of the Blackstone transaction is also subject to certain conditions, including consummation of the REIT reorganization by March 31, 1999.

     The Company's principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817-1109, and its telephone number is (301) 380-9000.

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company anticipates that any net proceeds from the sale of Offered Securities will be used for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and the repayment, refinancing or repurchase of the Company's indebtedness or capital stock, including the Company's outstanding long-term debt securities. The factors which the Company will consider in any refinancing will include the amount and characteristics of any Offered Securities issued and may include, among others, the impact of such refinancing on the Company's liquidity, debt-to-capital ratio and earnings per share. When a particular series of Offered Securities is offered, the Prospectus Supplement relating thereto will set forth the Company's intended use for the net proceeds received from the sale of such Offered Securities. Pending the application of the net proceeds, the Company expects to invest such proceeds in short-term, interest-bearing instruments or other investment-grade debt securities or to reduce indebtedness under the Company's bank credit agreement.

                                 RISK FACTORS

     CERTAIN OF THE SECURITIES TO BE OFFERED HEREBY THEMSELVES MAY INVOLVE A HIGH DEGREE OF RISK. SUCH RISKS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATING TO SUCH OFFERED SECURITIES.

                                 ERISA MATTERS

     The Company and its subsidiaries may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of
Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company or any of its affiliates is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Offered Securities should consult with its counsel.

                         RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the Company's ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated.

                                                                                     FISCAL YEAR
                                               -------------------------------------------------------------------------------------
                                                    1997             1996             1995               1994               1993
                                               ------------     ------------    --------------     --------------     --------------
                                                                        (IN MILLIONS, EXCEPT RATIO DATA)
Ratio of earnings to combined fixed
 charges and preferred stock dividends(a).....      1.3X             1.0X               --                 --                 --
Deficiency of earnings to combined fixed
 charges and preferred stock dividends (b)....       --               --               $70                $12                $45

_________________

(a) The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing income from continuing operations before income taxes and fixed charges and preferred stock dividends by total fixed charges and preferred stock dividends. Fixed charges represent interest expense (including capitalized interest), the amortization of debt issuance costs, and the portion of rental expense that represents interest.

(b) The deficiency of earnings to fixed charges and preferred stock dividends in 1995, 1994 and 1993 is largely the result of depreciation and amortization of $122 million in 1995, $113 million in 1994 and $196 million in 1993. In addition, the deficiency for 1995 was impacted by the $60 million pre-tax charge to write-down the carrying value of one undeveloped land parcel to its estimated sales value.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated.

                                                                                    FISCAL YEAR
                                               -----------------------------------------------------------------------------------
                                                    1997             1996             1995              1994              1993
                                               ------------     ------------    --------------    --------------    --------------
                                                                       (IN MILLIONS, EXCEPT RATIO DATA)
Ratio of earnings to fixed charges (a)....          1.3X             1.0X               --                --                --
Deficiency of earnings to fixed
  charges (b).............................           --               --               $70               $12               $45

___________________

(a) The ratio of earnings to fixed charges is computed by dividing income from continuing operations before income taxes and fixed charges by total fixed charges. Fixed charges represent interest expense (including capitalized interest), the amortization of debt issuance costs, and the portion of rental expense that represents interest.

(b) The deficiency of earnings to fixed charges in 1995, 1994 and 1993 is largely the result of depreciation and amortization of $122 million in 1995, $113 million in 1994 and $196 million in 1993. In addition, the deficiency for 1995 was impacted by the $60 million pre-tax charge to write down the carrying value of one undeveloped land parcel to its estimated sales value.

                        DESCRIPTION OF DEBT SECURITIES

     The Debt Securities offered hereby are to be issued under an indenture (the "Indenture") to be executed by the Company and a trustee to be identified in the applicable Prospectus Supplement, as trustee (the "Trustee"). The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") as in effect on the date of the Indenture. The Debt Securities will be subject to all such terms, and potential purchasers of the Debt Securities are referred to the Indenture and the TIA for a statement thereof. A copy of the form of Indenture has been filed as an exhibit to the Registration Statement. Section references used in this Prospectus refer to sections of the Indenture.

     The Company may offer under this Prospectus up to $2,500,000,000 aggregate principal amount of Debt Securities, or if Debt Securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $2,500,000,000. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will represent direct, unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

     The following statements relating to the Debt Securities and the Indenture are summaries and do not purport to be complete. Such summaries may make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. Certain other specific terms of any series of Debt Securities will be described in the applicable Prospectus Supplement.
To the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

GENERAL

     The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. (Indenture sec. 2.2) The particular terms of each series of Debt Securities will be described in a Prospectus Supplement relating to such series (including any pricing supplement thereto).

     The Debt Securities that may be offered under the Indenture are not limited in aggregate principal amount. The Debt Securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. The Prospectus Supplement (including any pricing supplement thereto) will set forth the initial offering price, the aggregate principal amount and the following terms of the Debt Securities in respect of which this Prospectus is delivered: (1) the title of such Debt Securities; (2) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (3) any limit on the aggregate principal amount of such Debt Securities; (4) the date or dates on which principal on such Debt Securities will be payable; (5) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which such Debt Securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date; (6) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of the Company;
(8) the obligation, if any, of the Company to redeem or purchase the Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof; (9) the dates, if any, on which and the price or prices at which the Debt Securities will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations; (10) the denominations in which such Debt Securities may be issuable, if other than denominations of $1,000 and any integral multiple thereof; (11) whether the Debt Securities are to be issuable in the form of Certificated Debt Securities (as defined below) or Global Debt Securities (as defined below); (12) the portion of principal amount of such Debt Securities that shall be payable upon declaration of acceleration of the maturity date thereof, if other than the principal amount thereof; (13) the currency of denomination of such Debt Securities; (14) the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest, if any, on such Debt Securities will be made;
(15) if payments of principal of, premium, if any, or interest, if any, on the Debt Securities are to be made in one or more currencies or currency units other than that or those in which such Debt Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined; (16) the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on such Debt Securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which the Debt Securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index; (17) the provisions, if any, relating to any security provided for such Debt Securities; (18) any addition to or change in the Events of Default described herein or in the Indenture with respect to such Debt Securities; (19) any addition to or change in the covenants described herein or in the Indenture with respect to such Debt Securities and any change in the acceleration provisions described herein or in the Indenture with respect to such Debt Securities; (20) the terms and conditions, if any, upon which the Debt Securities shall be exchanged for or converted into Common Stock,

Preferred Stock or Depository Shares; (21) any other terms of such Debt Securities, which may modify or delete any provision of the Indenture insofar as it applies to such series; (22) any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities; (23) whether such Debt Securities rank as senior subordinated Debt Securities or subordinated Debt Securities or any combination thereof; and
(24) the form and terms of any guarantee of the Debt Securities. (Indenture sec. 2.2)

     Debt Securities may be issued that provide for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture ("Discount Debt Securities"). Federal income tax considerations and other special considerations applicable to any such Discount Debt Securities will be described in the applicable Prospectus Supplement.

     Debt Securities may be issued in bearer form, with or without coupons. Federal income tax considerations and other special considerations applicable to bearer securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest, if any, on any series of Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

EXCHANGE AND/OR CONVERSION RIGHTS

     The terms, if any, on which Debt Securities of a series may be exchanged for or converted into shares of Common Stock, Preferred Stock or Depository Shares will be set forth in the Prospectus Supplement relating thereto.

TRANSFER AND EXCHANGE

     Each Debt Security will be represented by either one or more global securities (a "Global Debt Security") registered in the name of The Depository Trust Company, as Depositary (the "Depositary") or a nominee of the Depositary (each such Debt Security represented by a Global Debt Security being herein referred to as a "Book-Entry Debt Security"), or a certificate issued in definitive registered form (a "Certificated Debt Security"), as set forth in the applicable Prospectus Supplement. Except as set forth under "-- Global Debt Securities and Book-Entry System" below, Book-Entry Debt Securities will not be issuable in certificated form.

     CERTIFICATED DEBT SECURITIES. Certificated Debt Securities may be transferred or exchanged at the Trustee's office or paying agencies in accordance with the terms of the Indenture. No service charge will be made for any transfer or exchange of Certificated Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The transfer of Certificated Debt Securities and the right to receive the principal of, premium, if any, and interest, if any, on such Certificated Debt Securities may be effected only by surrender of the certificate representing such Certificated Debt Securities and either reissuance by the Company or the Trustee of such certificate to the new Holder or the issuance by the Company or the Trustee of a new certificate to the new Holder.

     GLOBAL DEBT SECURITIES AND BOOK-ENTRY SYSTEM. Each Global Debt Security representing Book-Entry Debt Securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Except as set forth below, Book-Entry Debt Securities will not be exchangeable for Certificated Debt Securities and will not otherwise be issuable as Certificated Debt Securities.

     The procedures that the Depositary has indicated it intends to follow with respect to Book-Entry Debt Securities are set forth below.

     Ownership of beneficial interests in Book-Entry Debt Securities will be limited to persons that have accounts with the Depositary for the related Global Debt Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Global Debt Security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Book-Entry Debt Securities represented by such Global Debt Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Book-Entry Debt Securities. Ownership of Book-Entry Debt Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related Global Debt Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in Book-Entry Debt Securities.

     So long as the Depositary for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Debt Securities represented by such Global Debt Security for all purposes under the Indenture. Except as set forth below, beneficial owners of Book-Entry Debt Securities will not be entitled to have such securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing such securities and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each person beneficially owning Book-Entry Debt Securities must rely on the procedures of the Depositary for the related Global Debt Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

     The Company understands, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a Global Debt Security to exercise certain rights of Holders of Debt Securities, and the Indenture provides that the Company, the Trustee and their respective agents will treat as the Holder of a Debt Security the persons specified in a written statement of the Depositary with respect to such Global Debt Security for purposes of obtaining any consents or directions required to be given by Holders of the Debt Securities pursuant to the Indenture. (Indenture sec. 2.14.6)

     Payments of principal of, premium, if any, and interest on Book-Entry Debt Securities will be made to the Depositary or its nominee, as the case may be, as the registered holder of the related Global Debt Security. (Indenture sec. 2.14.5) None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a Global Debt Security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of Book-Entry Debt Securities held by each such participant as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in Book-Entry Debt Securities held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue Certificated Debt Securities in exchange for each Global Debt Security. In addition, the Company may at any time and in its sole discretion determine not to have the Book-Entry Debt Securities of any series represented by one or more Global Debt Securities and, in such event, will issue Certificated Debt Securities in exchange for the Global Debt Securities of such series. Global Debt Securities will also be exchangeable by the Holders for Certificated Debt Securities if an Event of Default with respect to the Book Entry Debt Securities represented by such Global Debt Securities has occurred and is continuing. Any Certificated Debt Securities issued in exchange for a Global Debt Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of Book-Entry Debt Securities relating to such Global Debt Security.

     The foregoing information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

COVENANTS

     Unless otherwise indicated in this Prospectus or a Prospectus Supplement, the Debt Securities will not have the benefit of any covenants that limit or restrict the Company's business or operations, the pledging of the Company's assets or the incurrence of indebtedness of the Company.

     The applicable Prospectus Supplement will describe any material covenants in respect of a series of Debt Securities. Other than the covenants of the Company included in the Indenture as described above or as described in the applicable Prospectus Supplement, there are no covenants or other provisions in the Indenture providing for a put or increased interest or otherwise that would afford Holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person (a "successor Person") unless (i) the Company is the surviving corporation or the successor Person (if other than the Company) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Company's obligations on the Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the Indenture and (iii) certain other conditions are met. In the event the Company's obligations on the Debt Securities and under the Indenture are assumed by a successor Person, the Company will be released from such obligations. (Indenture sec. 5.1)

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable Prospectus Supplement, the following will be Events of Default under the Indenture with respect to Debt Securities of any series: (a) default in the payment of any interest upon any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a paying agent prior to the expiration of such period of 30 days); (b) default in the payment of principal of or premium, if any, on any Debt Security of that series when due and payable, at maturity, upon redemption or otherwise; (c) default in the deposit of any sinking fund payment, when and as due in respect of any Debt Security of that series; (d) default in the performance or breach of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of a series of Debt Securities other than that series), which default continues uncured for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization with respect to the Company; and (f) any other Event of Default provided with respect to Debt Securities of that series that is described in the Prospectus Supplement accompanying this Prospectus. No Event of Default with respect to a particular series of Debt Securities (except as to certain events of bankruptcy, insolvency or reorganization with respect to the Company) necessarily constitutes an Event of Default with respect to any other series of Debt Securities. (Indenture sec. 6.1). The occurrence of an Event of Default may constitute an event of default under the Company's bank credit agreements in existence from time to time. In addition, the occurrence of certain Events of Default or an acceleration under the Indenture may constitute an event of default under certain other indebtedness of the Company outstanding from time to time.

     If an Event of Default with respect to Debt Securities of any series outstanding at the time occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may, by a notice in writing to the Company (and to the Trustee if given by the holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all Debt Securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Debt Securities shall ipso facto become and be immediately
                                         ---- -----
due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Debt Securities. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of that series may rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to Debt Securities of that series, have been cured or waived as provided in the Indenture. (Indenture sec. 6.2) For information as to waiver of defaults see the discussion set forth below under "Modification and Waiver."

     The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of outstanding Debt Securities, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. (Indenture sec. 7.1(e)) Subject to certain rights of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Indenture sec. 6.12)

     No Holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the holders of at least 25% in principal amount of the outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Indenture sec. 6.7) Notwithstanding the foregoing, the Holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Indenture sec. 6.8)

     The Indenture requires the Company, within 120 days after the end of each of its fiscal years, to furnish to the Trustee a statement as to compliance with the Indenture. (Indenture sec. 4.3) The Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of any series of any Default or Event of Default (except in payment on any Debt Securities of such series) with respect to Debt Securities of such series if it in good faith determines that withholding such notice is in the interest of the Holders of such Debt Securities. (Indenture sec. 7.5)

MODIFICATION AND WAIVER

     Modifications to, and amendments of, the Indenture may be made by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the outstanding Debt Securities of each series affected by such modifications or amendments; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby: (a) reduce the amount of Debt Securities whose Holders must consent to an amendment or waiver affecting such series; (b) reduce the rate of or extend the time for payment of interest (including default interest) on any such Debt Security; (c) reduce the principal of or premium, if any, on or change the fixed maturity of any such Debt Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to such series of Debt Securities; (d) reduce the principal amount of any such Discount Debt Securities payable upon acceleration of the maturity thereof; (e) waive a Default or an Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any such Debt Security (except a rescission of acceleration of the Debt Securities of any series by the Holders of at least a majority in aggregate principal amount of the then outstanding Debt Securities of such series and a waiver of the payment default that resulted from such acceleration); (f) make the principal of or premium, if any, or interest, if any, on any such Debt Security payable in currency other than that stated in the Debt Security; (g) make any change to certain provisions of the Indenture relating to, among other things, the right of Holders of Debt Securities of such series to receive payment of the principal of, premium, if any, and interest, if any, on such Debt Securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or (h) waive a redemption payment with respect to any such Debt Security. (Indenture sec. 9.3) The Company and the Trustee may amend the Indenture of the such Debt Securities without notice to or consent of any holder of a Debt Security; (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with the Indenture's provisions regarding successor corporations; (iii) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA; (iv) to provide for Global Debt Securities in addition to or in place of Certificated Debt Securities; (v) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities; provided however, that any such addition, change or elimination (A) shall neither (i) apply to any Debt Security of any series created prior to the execution of such amendment and entitled to the benefit of such provision, nor (2) modify the rights of a holder of any such Debt Security with respect to such provision, or (B) shall become effective only when there is no outstanding Debt Security of any series created prior to such amendment and entitled to the benefit of such provisions; (vi) to make any change that does not adversely affect in any material respect the interest of any holder; or (vii) to establish additional series of Debt Securities as permitted by the Indenture.

     The holders of at least a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with provisions of the Indenture other than certain specified provisions. (Indenture sec. 9.2) The Holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or any interest, if any, on any Debt Security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected; provided, however, that the Holders of a majority in principal amount of the outstanding Debt Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. (Indenture sec. 6.13)

DEFEASANCE OF SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

     LEGAL DEFEASANCE. The Indenture provides that, unless otherwise provided by the terms of the applicable series of Debt Securities, the Company may be discharged from any and all Obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) upon the deposit with the Trustee, in trust, of money and/or U.S. Government obligations or, in the case of Debt Securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations (as defined below), that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may occur only if, among other things, the Company shall have delivered to the Trustee an opinion of counsel stating that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Indenture sec. 8.3)

     DEFEASANCE OF CERTAIN COVENANTS. The Indenture provides that, unless otherwise provided by the terms of the applicable series of Debt Securities, upon compliance with certain conditions, (i) the Company may omit to comply with the covenants described above under "--Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the Indenture, as well as any additional restrictive covenants, or other provisions which may be set forth in the applicable Prospectus Supplement, and any omission to comply with such covenants will not constitute a Default or an Event of Default with respect to the Debt Securities of such series ("covenant defeasance"). The conditions include: the deposit with the Trustee of money and/or U.S. Government Obligations or, in the case of Debt Securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities; and the delivery to the Trustee of an opinion of counsel to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred. (Indenture sec. 8.4)

     COVENANT DEFEASANCE AND EVENTS OF DEFAULT. In the event the Company exercises its option to effect covenant defeasance with respect to any series of Debt Securities and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

     "Foreign Government Obligations" means, with respect to Debt Securities of any series that are denominated in a currency other than U.S. Dollars, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

GUARANTEES

     The Company's payment obligation under any series of Debt Securities may be guaranteed by one or more Guarantors. The terms of any such guarantee will be set forth in the applicable Prospectus Supplement.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Indenture sec. 10.10).

REGARDING THE TRUSTEE

     The Trustee with respect to any series of Debt Securities will be identified in the Prospectus Supplement relating to such Debt Securities. The Indenture and the provision of the TIA incorporated by reference therein contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with the Company and its affiliates, provided, however, that if it acquires any conflicting interest (as defined in the TIA), it must eliminate such conflict or resign.

     The holders of a majority in principal amount of the then outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The TIA and the Indenture provide that in the case an Event of Default shall occur (and be continuing), the Trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to such provision, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debt Securities issued thereunder, unless they have offered to the Trustee indemnity satisfactory to it.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company's Restated Certificate of Incorporation (the "Company Certificate") authorizes the issuance of a total of 601,000,000 shares of all classes of stock, of which 600,000,000 shares are Common Stock and 1,000,000 shares are Preferred Stock. As of March 27, 1998, 204,180,501 shares of Common Stock were outstanding and no shares of Preferred Stock were outstanding. The following summaries of certain provisions of the Company's capital stock do not purport to be complete and are subject to and qualified in their entirety by the provisions of the Company Certificate, the Company's Amended and Restated Bylaws (the "Bylaws") and the Company's Rights Agreement (as defined), each of which is included as exhibits to the Registration Statement of which this Prospectus forms a part, and by applicable law. In connection with the Company's adoption of a shareholder rights plan, the Board authorized and reserved for issuance 300,000 shares of Series A Junior Participating Preferred Stock ("Junior Preferred Stock"). No shares of Junior Preferred Stock are currently outstanding.

COMMON STOCK

     Subject to such preferential rights as may be granted by the Board in connection with the future issuance of preferred stock, each holder of Common Stock is entitled to one vote for each share registered in such holder's name on the books of the Company on all matters submitted to a vote of shareholders. Except as otherwise provided by law, the holders of Common Stock vote as one class. Holders of Common Stock are entitled to such dividends as the Board may declare out of funds legally available therefor. Subject to the prior rights of creditors and the holders of any of the Company's preferred stock, if any, the holders of Common Stock are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets. There are no redemption or sinking fund provisions applicable to the Common Stock, and the Company Certificate provides that there shall be no preemptive rights. The shares of Common Stock do not have cumulative voting rights. As a result, the holders of Common Stock entitled to exercise more than 50% of the voting rights in an election of directors will be able to elect 100% of the directors to be elected if they choose to do so. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, fully paid and nonaccessable.

PREFERRED STOCK

     Under the Company Certificate, shares of Preferred Stock may be issued from time to time, in one or more classes or series, as authorized by the Board, generally without the approval of the shareholders. Prior to issuance of shares of each series, the Board is required by the General Corporation Law of the State of Delaware (the "DGCL") and the Company Certificate to adopt resolutions and file a Certificate of Designation (the "Certificate of Designation") with the Secretary of State of the State of Delaware, fixing for each such class or series the designation, powers, preferences and rights of the shares of such class or series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as are permitted by the DGCL. The Board could authorize the issuance of shares of

Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interest or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

     Subject to limitations prescribed by the DGCL, the Company Certificate and the Bylaws, the Board is authorized to fix the number of shares constituting each class or series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board or duly authorized committee thereof. The Preferred Stock offered hereby will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

     Reference is made to the Prospectus Supplement relating to the class or series of Preferred Stock being offered for the specific terms thereof, including:

          (i)    The title and stated value of such Preferred Stock;

          (ii) The number of shares of such Preferred Stock offered, the liquidation preference per share and the purchase price of such Preferred Stock;

          (iii) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

          (iv) Whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

          (v) The procedures for any auction and remarketing, if any, for such Preferred Stock;

          (vi) The provisions for a sinking fund, if any, for such Preferred Stock;

          (vii) The provisions for redemption, if applicable, of such Preferred Stock;

          (viii) Any listing of such Preferred Stock on any securities exchange or market;

          (ix) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock of the Company, including the conversion price (or manner of calculation thereof) and conversion period;

          (x) The terms and conditions, if applicable, upon which Preferred Stock will be exchangeable into Debt Securities of the Company, including the exchange price (or manner of calculation thereof) and exchange period);

          (xi)   Voting rights, if any, of such Preferred Stock;

          (xii) Whether interests in such Preferred Stock will be represented by depositary shares;

          (xiii) A discussion of any material and/or special United States federal income tax considerations applicable to such Preferred Stock;

          (xiv) The relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

          (xv) Any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

          (xvi) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

DELAWARE LAW; CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE AND BYLAWS AND THE MARRIOTT INTERNATIONAL PURCHASE AGREEMENT

     COMPANY CERTIFICATE AND BYLAWS. The Company Certificate contains several provisions that will make difficult an acquisition of control of the Company by means of a tender offer, open market purchases, a proxy fight or otherwise, that is not approved by the Board. The Bylaws also contain provisions that could have an antitakeover effect.

     The purposes of the relevant provisions of the Company Certificate and Bylaws are to discourage certain types of transactions, described below, which may involve an actual or threatened change of control of the Company and to encourage persons seeking to acquire control of the Company to consult first with the Board to negotiate the terms of any proposed business combination or offer. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares or is otherwise unfair to shareholders of the Company or an unsolicited proposal for the restructuring or sale of all or part of the Company. The Company believes that, as a general rule, such proposals would not be in the best interests of the Company and its shareholders.

     CLASSIFIED BOARD OF DIRECTORS. The Company Certificate provides for the Board to be divided into three classes serving staggered terms so that directors' current terms will expire at the 1998, 1999 or 2000 annual meeting of shareholders.

     The classification of directors has the effect of making it more difficult for shareholders to change the composition of the Board in a relatively short period of time. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board. Such a delay may help ensure that the Board, if confronted by a holder attempting to force a stock repurchase at a premium above market prices, a proxy contest or an extraordinary corporate transaction, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes are the best interests of the shareholders.

     The classified board provision could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. The classified board provision could thus increase the likelihood that incumbent directors will retain their positions. In addition, since the classified board provision is designed to discourage accumulations of large blocks of the Company's stock by purchasers whose objective is to have such stock repurchased by the Company at a premium, the classified board provision could tend to reduce the temporary fluctuations in the market price of the Company's stock that could be caused by accumulations of large blocks of such stock. Accordingly, shareholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

     The Company believes that a classified board of directors helps to assure the continuity and stability of the Board and business strategies and policies as determined by the Board, because generally a majority of the directors at any given time will have had prior experience as directors of the Company. The classified board provision also helps assure that the Board, if confronted with an unsolicited proposal from a third party that has acquired a block of the voting stock of the Company, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all shareholders.

     REMOVAL; FILLING VACANCIES. The Company Certificate provides that, subject to any rights of the holders of preferred stock, only a majority of the Board then in office shall have the authority to fill any vacancies on the

Board, including vacancies created by an increase in the number of directors. In addition, the Company Certificate provides that a new director elected to fill a vacancy on the Board will serve for the remainder of the full term of his or her class and that no decrease in the number of directors shall shorten the term of an incumbent. Moreover, the Company Certificate provides that directors may be removed with or without cause only by the affirmative vote of holders of at least 66 2/3% of the voting power of the shares entitled to vote at the election of directors, voting together as a single class. These provisions relating to removal and filling of vacancies on the Board will preclude shareholders from enlarging the Board or removing incumbent directors and filling the vacancies with their own nominees.

     LIMITATIONS ON SHAREHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS. The Company Certificate and Bylaws provide that shareholder action can be taken only at an annual or special meeting of shareholders and prohibit shareholder action by written consent in lieu of a meeting. The Company Certificate and Bylaws provide that, subject to the rights of holders of any series of preferred stock, special meetings of shareholders can be called only by a majority of the entire Board. Shareholders are not permitted to call a special meeting or to require that the Board call a special meeting of shareholders. Moreover, the business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting by or at the direction of the Board.

     The provisions of the Company Certificate and Bylaws restricting shareholder action by written consent may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by a majority of the entire Board. These provisions would also prevent the holders of a majority of the voting power of the voting stock from using the written consent procedure to take shareholder action and from taking action by consent without giving all the shareholders entitled to vote on a proposed action the opportunity to participate in determining such proposed action. Moreover, a shareholder could not force shareholder consideration of a proposal over the opposition of the Board by calling a special meeting of shareholders prior to the time the Board believed such consideration to be appropriate.

     The Company believes that such limitations on shareholder action will help to assure the continuity and stability of the Board and the Company's business strategies and policies as determined by the Board, to the benefit of all of the Company's shareholders. If confronted with an unsolicited proposal from Company shareholders, the Board will have sufficient time to review such proposal and to seek the best available result for all shareholders, before such proposal is approved by such shareholders by written consent in lieu of a meeting or through a special meeting of shareholders.

     NOMINATIONS OF DIRECTORS AND SHAREHOLDER PROPOSALS. The Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board, of candidates for election as directors (the "Nomination Procedure") and with regard to shareholder proposals to be brought before an annual or special meeting of shareholders (the "Business Procedure").

     The Nomination Procedure provides that only persons who are nominated by or at the direction of the Board, or by a shareholder who has given timely prior written notice to the Corporate Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors. The Business Procedure provides that shareholder proposals must be submitted in writing in a timely manner in order to be considered at any annual or special meeting. To be timely, notice must be received by the Company (i) in the case of an annual meeting, not less than 90 days prior to the annual meeting for a director nomination, and not less than 120 days prior to the annual meeting for a shareholder proposal or (ii) in the case of a special meeting not later than the seventh day following the day on which notice of such meeting is first given to shareholders for both a director nomination and a shareholder proposal.

     Under the Nomination Procedure, notice to the Company from a shareholder who proposes to nominate a person at a meeting for election as a director must contain certain information about that person, including age, business and residence addresses, principal occupation, the class and number of shares of Common Stock beneficially owned, the consent to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the shareholder proposing to nominate that person. Under the Business Procedure, notice relating to a shareholder proposal must contain certain information about such proposal and about the shareholder who proposes to bring the proposal before the meeting, including the class and number of shares of Common Stock beneficially owned by such shareholder. If the Chairman or other officer presiding at a meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if he determines that the shareholder proposal was not properly brought before such meeting, such proposal will not be introduced at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or proposal properly made or brought before an annual or special meeting in accordance with the above-mentioned procedures.

     The purpose of the Nomination Procedure is, by requiring advance notice of nomination by shareholders, to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform shareholders about such qualifications. The purpose of the Business Procedure is, by requiring advance notice of shareholder proposals, to provide a more orderly procedure for conducting annual meetings of shareholders and, to the extent deemed necessary or desirable by the Board, to provide the Board with a meaningful opportunity to inform shareholders, prior to such meetings, of any proposal to be introduced at such meetings, together with any recommendation as to the Board's position or belief as to action to be taken with respect to such proposal, so as to enable shareholders better to determine whether they desire to attend such meeting or grant a proxy to the Board as to the disposition of any such proposal. Although the Bylaws do not give the Board any power to approve or disapprove shareholder nominations for the election of directors or of any other proposal submitted by shareholders, the Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conducting of business at a particular shareholder meeting if the proper procedures are not followed, and may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its shareholders.

     FAIR PRICE PROVISION. Article Fifteen of the Company Certificate (the "Fair Price Provision") requires approval by the holders of 66 2/3% of the voting power of the outstanding capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock") as a condition for mergers and certain other business combinations ("Business Combinations") involving the Company and any holder of more than 25% of such voting power (an "Interested Shareholder") unless the transaction is either (i) approved by a majority of the members of the Board who are not affiliated with the Interested Shareholder and who were directors before the Interested Shareholder became an Interested Shareholder (the "Disinterested Directors") or (ii) certain minimum price and procedural requirements are met.

     The Fair Price Provision is designed to prevent a third party from utilizing two-tier pricing and similar inequitable tactics in a takeover attempt. The Fair Price Provision is not designed to prevent or discourage tender offers for the Company. It does not impede an offer for at least 66 2/3% of the Voting Stock in which each shareholder receives substantially the same price for his or her shares as each other shareholder or which the Board has approved in the manner described herein. Nor does the Fair Price Provision preclude a third party from making a tender offer for some of the shares of Voting Stock without proposing a Business Combination in which the remaining shares of Voting Stock are purchased. Except for the restrictions on Business Combinations, the Fair Price Provision will not prevent an Interested Shareholder having a controlling interest of the Voting Stock from exercising control over the Company or increasing its interest in the Company. Moreover, an Interested Shareholder could increase its ownership to 66 2/3% and avoid application of the Fair Price Provision. However, the separate provisions contained in the Company Certificate and the Bylaws relating to "Classified Boards of Directors" discussed above will, as therein indicated, curtail an Interested Shareholder's ability to exercise control in several respects, including such shareholder's ability to change incumbent directors who may oppose a Business Combination or to implement a Business Combination by written consent without a shareholder meeting. The Fair Price Provision would, however, discourage some takeover attempts by persons intending to acquire the Company in two steps and to eliminate remaining shareholder interests by means of a business combination involving less consideration per share than the acquiring person would propose to pay for its initial interest in the Company. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. The Fair Price

Provision may thereby deprive some holders of the Common Stock of an opportunity to sell their shares at a temporarily higher market price.

     Although the Fair Price Provision is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the Fair Price Provision to assure that shareholders will receive a premium price for their shares in a takeover. Accordingly, the Board is of the view that the adoption of the Fair Price Provision does not preclude the Board's opposition to any future takeover proposal which it believes would not be in the best interests of the Company and its shareholders, whether or not such a proposal satisfies the minimum price criteria and procedural requirements of the Fair Price Provision.

     In addition, under Section 203 of the Delaware General Corporation Law as applicable to the Company, certain "business combinations" (defined generally to include (i) mergers or consolidations between a Delaware corporation and an interested shareholder (as defined below) and (ii) transactions between a Delaware corporation and an interested shareholder involving the assets or stock of such corporation or its majority-owned subsidiaries, including transactions which increase the interested shareholder's percentage ownership of stock) between a Delaware corporation, whose stock generally is publicly traded or held of record by more than 2,000 shareholders, and an interested shareholder (defined generally as those shareholders, who, on or after December 23, 1987, become beneficial owners of 15% or more of a Delaware corporation's voting stock) are prohibited for a three-year period following the date that such shareholder became an interested shareholder, unless (i) prior to the date such shareholder became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, (ii) upon consummation of the transaction that made such shareholder an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding voting stock owned by officers who also are directors and voting stock held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan), or (iii) the business combination was approved by the board of directors of the corporation and ratified by two-thirds of the voting stock which the interested shareholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested shareholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had been an interested shareholder during the previous three years or who became an interested shareholder with the approval of a majority of the corporation's directors.

     SHAREHOLDER RIGHTS PLAN. The Company has adopted a shareholder rights plan which may have anti- takeover effects. See "-- Preferred Stock Purchase Rights" below.

     AMENDMENT OF THE COMPANY CERTIFICATE AND BYLAWS. The Company Certificate contains provisions requiring the affirmative vote of the holders of at least 66 2/3% the voting power of the stock entitled to vote generally in the election of directors to amend certain provisions of the Company Certificate and Bylaws (including the provisions discussed above). These provisions make it more difficult for shareholders to make changes in the Company Certificate or Bylaws, including changes designed to facilitate the exercise of control over the Company. In addition, the requirement for approval by at least a 66 2/3% shareholder vote will enable the holders of a minority of the Company's capital stock to prevent holders of a less-than-66 2/3% majority from amending such provisions of the Company's Certificate or Bylaws.

     MARRIOTT INTERNATIONAL PURCHASE RIGHT. The Company granted to Marriott International, for a period of ten years following the Marriott International Distribution (i.e., until October 2003), the right to purchase a number of shares equal in amount of up to 20% of each class of the Company's outstanding voting stock at the then fair market value upon the occurrence of certain change of control events involving the Company (the "Marriott International Purchase Right"). The Marriott International Purchase Right may be exercised for a 30-day period following the date a person or group of affiliated persons has (i) become the beneficial owner of 20% or more of the total voting power of the then outstanding shares of the Company's voting stock or (ii) announced a tender offer for 30% or more of the total voting power of the then outstanding shares of the Company's voting stock. These change of control events upon which the Marriott International Purchase Right becomes exercisable are substantially identical to those events that cause a distribution of the Rights under the Rights Agreement (see "Preferred Stock

Rights Agreement" below). Accordingly, certain share ownership of the Company's voting stock by specified persons is exempt under the Rights Agreement, and consequently will not result in a distribution of Rights, and will not cause the Marriott International Purchase Right to become exercisable.

     In connection with the Special Dividend, the Board amended the terms of the Rights Agreement to provide that the exercise of the Marriott International Purchase Right will not result in a distribution of the Rights. Accordingly, upon exercise of the Marriott International Purchase Right, Marriott International will be entitled to receive the Rights associated with the Common Stock and will not be deemed an "Acquiring Person" under the Rights Agreement.

     The purchase price for the Common Stock to be purchased upon the exercise of the Marriott International Purchase Right is determined by taking the average of the closing sale price of the Common Stock during the 30 consecutive trading days preceding the date the Marriott International Purchase Right becomes exercisable. The specific terms of the Marriott International Purchase Right are set forth in the Marriott International Distribution Agreement.

     The Marriott International Purchase Right will have an antitakeover effect. Any person considering acquiring a substantial or controlling block of Common Stock would face the possibility that its ability to exercise control would be impaired by Marriott International's 20% ownership resulting from exercise of the Marriott International Purchase Right. Moreover, so long as the Marriott family's current percentage of ownership of Common Stock continues, the combined Marriott family (including various trusts established by members of the Marriott family) and Marriott International ownership following exercise of the Marriott International Purchase Right may effectively block control by others. It is also possible that the exercise price of the Marriott International Purchase Right would be lower than the price at which a potential acquiror might be willing to purchase a 20% block of shares of Common Stock because the purchase price for the Marriott International Purchase Right is based on the average trading price during a 30-day period which may be prior to the announcement of the takeover event. This potential price differential may have a further antitakeover effect by discouraging potential acquirers of the Company. The antitakeover effect of the Marriott International Purchase Right will be in addition to the antitakeover effects of the provisions contained in the Company Certificate and Bylaws.

PREFERRED STOCK PURCHASE RIGHTS

     The Company has adopted a shareholder rights plan as set forth in a Rights Agreement dated February 3, 1989, as amended, between the Company and the Bank of New York, as rights agent (the "Rights Agreement"). The following is a summary of the terms of the Rights Agreement.

     RIGHTS. Following the occurrence of certain events (the "Occurrence Date") and except as described below, each right (a "Preferred Stock Purchase Right" or "Right," and, collectively, the "Rights") will entitle the registered holder thereof to purchase from the Company one one-thousandth of a share (a "Unit") of Junior Preferred Stock at a price (the "Purchase Price") of $150 per Unit, subject to adjustment. The Rights are not exercisable until the Occurrence Date. The Rights expire on the tenth anniversary of the adoption of the Rights Agreement, unless exercised in connection with a transaction of the type described below or unless earlier redeemed by the Company.

     Until a Right is exercised, the holder thereof, as such, will have no rights as the Company shareholder, including, without limitation, the right to vote or to receive dividends.

     Initially, ownership of the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate certificates representing the Rights (the "Rights Certificates") will be distributed. Until the Occurrence Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only with the Common Stock, and the surrender or transfer of any certificate of Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. The Rights will separate from the Common Stock and an Occurrence Date will occur upon the earlier of (i) 10 days following the date (a "Stock Acquisition Date") of a public announcement that a person or group of affiliates or associated persons (an

"Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock or (ii) 10 business days following the commencement of or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the Acquiring Person becoming the beneficial owner of 30% or more of such outstanding Common Stock (such date being called the Occurrence Date).

     For purposes of the Rights Agreement, a person shall not be deemed to beneficially own "Exempt Shares" which include (i) shares of Common Stock acquired by such person by gift, bequest and certain other transfers, which shares were Exempt Shares immediately prior to such transfer and were held by such person continuously thereafter and (ii) shares acquired by such person in connection with certain distributions of Common Stock with respect to Exempt Shares which were held by such person continuously thereafter. In connection with the Company's spin-off distribution of Marriott International, the Board amended the Rights Agreement to provide that the shares of Common Stock acquired by Marriott International upon exercise of the Marriott International Purchase Right will be deemed "Exempt Shares" under the Rights Agreement, such that the exercise of such right by Marriott International will not cause Marriott International to be deemed an "Acquiring Person" under the Rights Agreement and thus trigger a distribution of the Rights. See "--Delaware Law; Certain Provisions of the Company's Certificate and Bylaws and the Marriott International Purchase Agreement--Marriott International Purchase Right" above.

     As soon as practicable following an Occurrence Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Occurrence Date. After such time, such separate Rights Certificates alone will evidence the Rights and could trade independently from the Common Stock.

     In the event (i) the Company is the surviving corporation in a merger with an Acquiring Person and the Common Stock is not changed or exchanged, or (ii) an Acquiring Person becomes the beneficial owner of 30% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the Board determines to be fair to and otherwise in the best interests of the Company and its shareholders), each holder of a Right will, in lieu of the right to receive one one-thousandth of a share of Junior Preferred Stock, thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are (or, under certain circumstances specified in the Rights Agreement, were) beneficially owned by any Acquiring Person will be null and void. However, the Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     For example, at an exercise price of $150 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $300 worth of Common Stock (or other consideration, as noted above) for $150. Assuming that the Common Stock had a per share value of $30 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $150.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger described in the second preceding paragraph or a merger which follows an offer described in the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

     In general, the Board may redeem the Rights in whole, but not in part, at any time until 10 days following the Stock Acquisition Date, at a price of $.01 per Right. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces its beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company.

Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price.

     The purchase price payable, and the number of shares of Junior Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment upon the occurrence of certain events with respect to the Company, including stock dividends, subdivisions, combinations, reclassifications, rights or warrants offerings of Junior Preferred Stock at less than the then current market price and certain distributions of property or evidences of indebtedness of the Company to holders of Junior Preferred Stock, all as set forth in the Rights Agreement.

     The Rights have certain antitakeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be redeemed by the Company as set forth above.

     JUNIOR PREFERRED STOCK. The material terms of the Junior Preferred Stock are summarized herein; however, such summary is subject to the terms of the Company Certificate and the certificate of designation relating to the Junior Preferred Stock (the "Junior Preferred Stock Certificate of Designation").

     Subject to the prior payment of cumulative dividends on any class of preferred stock ranking senior to the Junior Preferred Stock, a holder of Junior Preferred Stock will be entitled to cumulative dividends out of funds legally available therefor, when, as and if declared by the Board, at a quarterly rate per share of Junior Preferred Stock equal to the greater of (a) $10.00 or (b) 1,000 times (subject to adjustment upon certain dilutive events) the aggregate per share amount of all cash dividends and 1,000 times (subject to adjustment upon certain dilutive events) the aggregate per share amount (payable in kind) of all noncash dividends or other distributions (other than dividends payable in Common Stock or a sub-division of the outstanding shares of Common Stock) declared on Common Stock, since the immediately preceding quarterly dividend payment date for the Junior Preferred Stock (or since the date of issuance of the Junior Preferred Stock if no such dividend payment date has occurred).

     A holder of Junior Preferred Stock will be entitled to 1,000 votes (subject to adjustment upon certain dilutive events) per share of Junior Preferred Stock on all matters submitted to a vote of the Company shareholders. Such holders will vote together with the holders of the Common Stock as a single class on all matters submitted to a vote of the Company shareholders.

     In the event of a merger or consolidation of the Company which results in Common Stock being exchanged or changed for other stock, securities, cash and/or other property, the shares of Junior Preferred Stock shall similarly be exchanged or changed in an amount per share equal to 1,000 times (subject to adjustment upon certain dilutive events) the aggregate amount of stock, securities, cash and/or other property, as the case may be, into which each share of Common Stock has been exchanged or changed.

     In the event of liquidation, dissolution or winding up of the Company, a holder of Junior Preferred Stock will be entitled to receive $1,000 per share, plus accrued and unpaid dividends and distributions thereon, before any distribution may be made to holders of shares of stock of the Company ranking junior to the Junior Preferred Stock, and the holders of Junior Preferred Stock are entitled to receive an aggregate amount per share equal to 1,000 times (subject to adjustment upon certain dilutive events) the aggregate amount to be distributed per share to holders of Common Stock.

     In the event that dividends on the Junior Preferred Stock are in arrears in an amount equal to six quarterly dividends thereon, all holders of Junior Preferred Stock, voting separately as a class with the holders of any other series of preferred stock of the Company with dividends in arrears, will be entitled to elect two directors pursuant to provisions of the Company Certificate. Such right to elect two additional directors shall continue at each annual meeting until all dividends in arrears (including the then-current quarterly dividend payment) have been paid or declared and set apart for payment. Upon payment or declaration and reservation of funds for payment of all such dividends, the term of office of each director elected shall immediately terminate and the number of directors shall be such number as may be provided for in the Company Certificate or Bylaws.

     The Junior Preferred Stock is not subject to redemption. The terms of the Junior Preferred Stock provide that the Company is subject to certain restrictions with respect to dividends and distributions on and redemptions and purchases of shares of stock of the Company ranking junior to or on a parity with the Junior Preferred Stock in the event that payments of dividends or other distributions payable on the Junior Preferred Stock are in arrears.

OUTSTANDING WARRANTS

     In March 1993, the Company reached an agreement in principle with certain holders and recent purchasers of its senior notes and debentures who had either instituted or threatened litigation in response to the Company's spin-off distribution of Marriott International (the "Special Dividend"). In August 1993, the United States District Court approved the agreement as a class action settlement. In connection with such class action settlement, the Company issued warrants ("Outstanding Warrants") to purchase up to 7.7 million shares of the Company's Common Stock. As adjusted to reflect the Special Dividend, each Outstanding Warrant entitles the holder, at any time prior to 5:00 p.m. on October 8, 1998 (the "Expiration Time"), to purchase one share of Common Stock from the Company and one-fifth share of Host Marriott Services Corporation common stock, a former subsidiary of the Company whose common stock is currently trading on the NYSE ("HM Services") at a price (the "Exercise Price") of $10.00. The portion of the Exercise Price attributable to the HM Services common stock is payable to HM Services. Both the Exercise Price and the number of shares subject to the Outstanding Warrants are subject to certain adjustments. Outstanding Warrants that are not exercised prior to the Expiration Time expire and become void. The Company did not receive any proceeds from the issuance of the Outstanding Warrants.

     Outstanding Warrant holders will not be entitled to vote or to consent or to receive notice as shareholders in respect of the meeting of shareholders or the election of directors of the Company or any other matter, or possess any rights whatsoever as to the operations of the Company.

     The Company has also agreed to use its reasonable best efforts to obtain any required approvals or registration under state securities laws for the issuance of the Common Stock upon exercise of the Outstanding Warrants. Under the Outstanding Warrant Agreement, however, Outstanding Warrants may not be exercised by or, shares of Common Stock issued to, any Warrant holder in any state where such exercise or issuance would be unlawful. The Outstanding Warrants have no established trading market and no assurance can be given that any such markets will develop.

     As of March 27, 1998, approximately 550,000 Warrants were outstanding or reserved for issuance.

                       DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest of a share of a particular series of Preferred Stock, as specified in the applicable Prospectus Supplement. Shares of Preferred Stock of each series represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among the Company and the depositary named therein (the "Preferred Stock Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the Preferred Stock represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to the Preferred Stock Depositary, the Company will cause the Preferred Stock Depositary to issue, on behalf of the

Company, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the statements made hereunder relating to the Deposit Agreement and the Depositary Receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary.

     In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

     No distribution will be made in respect of any Depositary Share to the extent that it represents any Preferred Stock converted into other securities.

WITHDRAWAL OF STOCK

     Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional shares of the Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by such Depositary Share as specified in the applicable Prospectus Supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

     Whenever the Company redeems shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem, as of the same redemption date, the number of Depositary Shares representing shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the Preferred Stock. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company.

     From and after the date fixed for redemption, all dividends in respect of the shares of Preferred Stock so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption and surrender thereof to the Preferred Stock Depositary.

VOTING OF THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the amount of Preferred Stock represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. The Preferred Stock Depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from negligence or willful misconduct of the Preferred Stock Depositary.

LIQUIDATION PREFERENCE

     In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, as set forth in the applicable Prospectus Supplement.

CONVERSION OF PREFERRED STOCK

     The Depositary Shares, as such, are not convertible into Common Stock or any other securities or property of the Company. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to cause conversion of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock, other shares of Preferred Stock of the Company or other shares of stock, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares which represent the Preferred Stock and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least 66% of the Depositary Shares evidenced by the Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Depositary Agreement, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law.

Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

     The Deposit Agreement may be terminated by the Company upon not less than 30 days prior written notice to the Preferred Stock Depositary if a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon the Preferred Stock Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by the Preferred Stock Depositary with respect to such Depositary Receipt. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock or
(iii) each share of the related Preferred Stock shall have been converted into securities of the Company not so represented by Depositary Shares.

CHARGES OF PREFERRED STOCK DEPOSITARY

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Company will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay the fees and expenses of the Preferred Stock Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITORY

     The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. A successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The Preferred Stock Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Stock Depositary with respect to the related Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Stock represented by the Depositary Shares), gross negligence or willful misconduct, and the Company and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or shares of Preferred Stock represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event the Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

                            DESCRIPTION OF WARRANTS

     The Company may issue warrants to purchase Debt Securities (the "Debt Warrants"), Preferred Stock (the "Preferred Stock Warrants"), Depositary Shares (the "Depositary Shares Warrants") or Common Stock (the "Common Stock Warrants," collectively the "Warrants"). Warrants may be issued independently or together with any Offered Securities and may be attached to or separate from such Offered Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered pursuant thereto.

DEBT WARRANTS

     The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and Debt Warrant certificates representing such Debt Warrants, including the following:

     (i)    the title for such Debt Warrants;

     (ii)   the aggregate number of such Debt Warrants;

     (iii)  the price or prices at which such Debt Warrants will be issued;

     (iv) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants;

     (v) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such security;

     (vi) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable;

     (vii) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which such principal amount of Debt Securities may be purchased upon such exercise;

     (viii) the date on which such right shall expire;

     (ix) the maximum or minimum number of such Debt Warrants which may be exercised at any time;

     (x) a discussion of the material United States federal income tax considerations applicable to the exercise of such Debt Warrants; and

     (xi) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

     Debt Warrant certificates will be exchangeable for new Debt Warrant certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the securities purchasable upon such exercise.

OTHER WARRANTS

     The applicable Prospectus Supplement will describe the following terms of Preferred Stock Warrants, the Depositary Share Warrants or Common Stock Warrants in respect of which this Prospectus is being delivered:

     (i)    the title of such Warrants;

     (ii)   the securities for which such Warrants are exercisable;

     (iii)  the price or prices at which such Warrants will be issued;

     (iv) the number of such Warrants issued with each share of Preferred Stock or Common Stock ;

     (v) any provisions for adjustment of the number or amount of shares of Preferred Stock or Common Stock receivable upon exercise of such Warrants or the exercise price of such Warrants;

     (vi) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable;

     (vii) if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of such Warrants;

     (viii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants;

     (ix) the date on which the right to exercise such Warrants shall commence, and the date on which such right shall expire; and

     (x) the maximum or minimum number of such Warrants which may be exercised at any time.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder of Warrants to purchase for cash such principal amount of Debt Securities or shares of Preferred Stock, Common Stock or Depositary Shares at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

     Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities or shares of Preferred Stock or Common Stock purchasable upon such exercise. If less than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining Warrants.

                      DESCRIPTION OF SUBSCRIPTION RIGHTS

     The Company may issue Subscription Rights to purchase (i) Common Stock (the "Common Stock Rights"), (ii) Preferred Stock (the "Preferred Stock Rights"),
(iii) Depositary Shares (the "Depositary Share Rights") or (iv) Warrants to purchase Preferred Stock or Common Stock (the "Warrant Rights" and, collectively with the Common Stock Rights, Preferred Stock Rights and the Depository Share Rights, the "Subscription Rights"). Subscription Rights may be issued independently or together with any other Offered Security and may or may not be transferable by the purchaser receiving the Subscription Rights. In connection with any Subscription Rights offering to the Company's shareholders, the Company may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriter will purchase any Offered Securities remaining unsubscribed for after such Subscription Rights offering. In connection with a Subscription Rights offering to the Company's shareholders, certificates evidencing the Subscription Rights and a Prospectus Supplement will be distributed to the Company's shareholders on the record date for receiving Subscription Rights in such Subscription Rights offering set by the Company.

     The applicable Prospectus Supplement will describe the following terms of Subscription Rights in respect of which this Prospectus is being delivered:

     (i)    the title of such Subscription Rights;

     (ii)   the securities for which such Subscription Rights are exercisable;

     (iii)  the exercise price for such Subscription Rights;

     (iv)   the number of such Subscription Rights issued to each shareholder;

     (v)    the extent to which such Subscription Rights are transferable;

     (vi) if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such Subscription Rights;

     (vii) any other terms of such Subscription Rights, including terms, procedures and limitations relating to the exchange and exercise of such Subscription Rights;

     (viii) the date on which the right to exercise such Subscription Rights shall commence, and the date on which such right shall expire.

     (ix) the extent to which such Subscription Rights includes an over-subscription privilege with respect to unsubscribed securities.

     (x) if applicable, the material terms of any standby underwriting arrangement entered into by the Company in connection with the Rights offering.

EXERCISE OF SUBSCRIPTION RIGHTS

     Each Subscription Right will entitle the holder of Subscription Rights to purchase for cash such principal amount of shares of Preferred Stock, Depository Shares, Common Stock, Preferred Stock Warrants, Depository Share Warrants, Common Stock Warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Subscription Rights offered thereby. Subscription Rights may be exercised at any time up to the close of business on the expiration date for such Subscription Rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised Subscription Rights will become void.

     Subscription Rights may be exercised as set forth in the Prospectus Supplement relating to the Subscription Rights offered thereby. Upon receipt of payment and the Subscription Rights certificate properly completed and duly executed at the corporate trust office of the Rights Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the shares of Preferred Stock or Common Stock, Depository Shares, Common Stock Warrants or Preferred Stock Warrants purchasable upon such exercise. In the event that not all of the Subscription Rights issued in any Rights offering are exercised, the Company may determine to offer any unsubscribed Offered Securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, (including pursuant to standby underwriting arrangements), as set forth in the applicable Prospectus Supplement.

                             PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities being offered hereby: (i) directly to purchasers; (ii) through agents; (iii) through dealers; (iv) through underwriters; (v) directly to the Company's shareholders (in the case of Subscription Rights); or (vi) through a combination of any such methods of sale.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

     Offers to purchase Offered Securities may be solicited directly by the Company. Offers to purchase Offered Securities may also be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth in the Prospectus Supplement.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company will sell such Offered Securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If an underwriter is, or underwriters are, utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the Prospectus Supplement, which will be used by the underwriter to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. In connection with the sale of Offered Securities, such underwriter may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agents. Underwriters may also sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by the Company to underwriters in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement.

     Pursuant to any standby underwriting agreement entered into in connection with a Subscription Rights offering to the Company's shareholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the Subscription Rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any Subscription Rights, any standby underwriters in a Subscription Rights offering to the Company's shareholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of Subscription Rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such Subscription Rights, the underwriters may offer securities of the type underlying the Subscription Rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the Subscription Rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by the Company. In the event that the Company does not enter into a standby underwriting arrangement in connection with a Subscription Rights offering to the Company's shareholders, the Company may elect to retain a dealer-manager to manage such a Subscription Rights offering for the Company. Any such dealer-manager may offer securities of the type underlying the Subscription Rights acquired or to be acquired pursuant to the purchase and exercise of Subscription Rights and may thus realize profits or losses independent of any dealer-manager fee paid by the Company.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof.

Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase Offered Securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any such contract will not be subject to any conditions except that (i) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Offered Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. The Prospectus Supplement relating to such contracts will set forth the price to be paid for Offered Securities pursuant to such Contracts, the commission payable for solicitation of such contracts and the date or dates in the future for delivery of Offered Securities pursuant to such contracts.

     Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the Common Stock in connection with an offering of Common Stock, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the Debt Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the Debt Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

     The anticipated date of delivery of Offered Securities will be set forth in the applicable Prospectus Supplement relating to each offer.

                                 LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for the Company by Christopher G. Townsend, Esq., Senior Vice President and General Counsel or other counsel to the Company. If the Offered Securities are distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable Prospectus Supplement.

                                    EXPERTS

     The consolidated financial statements and schedules of Host Marriott Corporation and HMH Properties, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by the Company in connection with the distribution of the Offered Securities:

      SEC Registration Fee........................................................  $863,000
      Rating Agency Fees..........................................................      *
      Legal Fees and Expenses.....................................................      *
      Accounting Fees and Expenses................................................      *
      Printing Expenses...........................................................      *
      Trustee/Issuing & Paying Agent Fees and Expenses............................      *
      Miscellaneous...............................................................      *
                                                                                    ----------
             Total................................................................  $   *
                                                                                    ==========

*to be filed by amendment

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Article Eleven and Article Sixteen of the Company's Certificate and Section
7.7 of the Bylaws limit the personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty. The provisions of the Company Certificate and Bylaws are collectively referred to herein as the "Director Liability and Indemnification Provisions."

     Set forth below is a description of the Director Liability and Indemnification Provisions. Such description is intended as a summary only and is qualified in its entirety by reference to the Company Certificate and the Bylaws.

     Elimination of Liability in Certain Circumstances. Article Sixteen of the Company Certificate protects directors against monetary damages for breaches of their fiduciary duty of care, except as set forth below. Under the Delaware General Corporation Law, absent such limitation of liability provisions as are provided in Article Sixteen, directors could generally be held liable for gross negligence for decisions made in the performance of their duty of care but not for simple negligence. Article Sixteen eliminates liability of directors for negligence in the performance of their duties, including gross negligence. In a context not involving a decision by the directors (i.e., a suit alleging loss to the Company due to the directors' inattention to a particular matter), a simple negligence standard might apply. Directors remain liable for breaches of their duty of loyalty to the Company and its shareholders, as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Article Sixteen does not eliminate director liability under
Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

     While the Director Liability and Indemnification Provisions provide directors with protection from awards of monetary damages for breaches of the duty of care, they do not eliminate the directors' duty of care. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. The provisions of Article Sixteen, which eliminates liability as described above, will apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and will not apply to officers of the Company who are not directors. The elimination of liability of directors for monetary damages in the circumstances described above may deter persons from bringing third-party or derivative actions against directors to the extent such actions seek monetary damages.

     Indemnification and Insurance. Under Section 145 of the Delaware General Corporation Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of the derivative actions, except that indication only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     Section 7.7 of the Bylaws provides that the Company shall indemnify any person to whom, and to the extent, indemnification may be granted pursuant to
Section 145 of the Delaware General Corporation law.

     Article Eleven of the Company Certificate provides that a person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Company will be indemnified by the Company against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him, except in such cases where the director, officer or employee is adjudged guilty of willful misconduct or malfeasance in the performance of his duties. Article Eleven also provides that the right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer or employee may be entitled.

ITEM 16.  EXHIBITS

 EXHIBIT             DESCRIPTION OF EXHIBIT
 -------             ----------------------
   NO.
   --

 1.1*      -- Form of Underwriting Agreement
 3.1(i)    -- Restated Certificate of Incorporation of Marriott Corporation
              (incorporated by reference to Current Report on Form 8-K dated October 23, 1993).
 3.1(ii)   -- Certificate of Correction filed to correct a certain error in the
              Restated Certificate of Incorporation of Host Marriott Corporation filed in the Office of the Secretary of State of Delaware on August 11, 1992, filed in the Office of the Secretary of State of Delaware on October 11, 1994 (incorporated by reference to Registration Statement No. 33-54545).
 3.2       -- Amended Marriott Corporation Bylaws (incorporated by reference to
              Current Report on Form 8-K dated October 23, 1993).
 4.1*      -- Form of Indenture
 4.2*      -- Specimen Common Stock Certificate
 4.3*      -- Certificate of Designation
 4.4*      -- Form of Preferred Stock Certificate
 4.5*      -- Form of Warrant Agreement
 4.6*      -- Form of Warrant
 4.7*      -- Form of Subscription Rights Certificate
 5.1*      -- Opinion of company counsel
 12.1+     -- Computation of Ratio of Earnings to Fixed Charges
 12.2+     -- Computation of Ratio of Earnings to Combined Fixed Charges and
              Preferred Stock Dividends
 23.1*     -- Consent of company counsel (included as part of their opinion listed as Exhibit 5.1)
 23.2+     -- Consent of Arthur Andersen LLP, independent public accountants
 24.1+     -- Powers of Attorney (included on signature page)
 25.1**    -- Statement of Eligibility of Trustee on Form T-1

____________________
* To be filed by amendment or by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b).
**   To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).
+    Filed herewith.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (e)  The Company hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrants pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

               (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, State of Maryland, on April 17, 1998.

                              Host Marriott Corporation

                              By:    /s/ Robert E. Parsons, Jr.
                                     --------------------------
                                     Robert E. Parsons, Jr.
                                     Executive Vice President and
                                     Chief Financial Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                                     TITLE                                     DATE
             ----------                                     -----                                     ----
/s/  Terence C. Golden                      President, Chief Executive Officer and Director      April 17, 1998
------------------------------------
     Terence C. Golden                      (Principal Executive Officer)

/s/  Robert E. Parsons, Jr.                 Executive Vice President and Chief                   April 17, 1998
------------------------------------
     Robert E. Parsons, Jr.                 Financial Officer (Principal Financial Officer)

/s/  Donald D. Olinger                      Senior Vice President and Corporate                  April 17, 1998
------------------------------------
     Donald D. Olinger                      Controller (Principal Accounting Officer)

/s/  Richard E. Marriott                    Chairman of the Board of Directors                   April 17, 1998
------------------------------------
     Richard E. Marriott

/s/  R. Theodore Ammon                      Director                                             April 17, 1998
------------------------------------
     R. Theodore Ammon

/s/  Robert M. Baylis                       Director                                             April 17, 1998
------------------------------------
     Robert M. Baylis

/s/  J.W. Marriott, Jr.                     Director                                             April 17, 1998
------------------------------------
     J.W. Marriott, Jr.

/s/  Anne Dore McLaughlin                   Director                                             April 17, 1998
------------------------------------
     Anne Dore McLaughlin

/s/  Harry L. Vincent, Jr.                  Director                                             April 17, 1998
------------------------------------
     Harry L. Vincent, Jr.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, State of Maryland, on April 17, 1998.

                              HMC BN Corporation

                              By:    /s/ Robert E. Parsons, Jr.
                                     --------------------------
                                     Robert E. Parsons, Jr.
                                     President and Director


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints each of Christopher G. Townsend as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                                     TITLE                                     DATE
             ----------                                     -----                                     ----
/s/  Robert E. Parsons, Jr.                President and Director (Principal Executive           April 17, 1998
------------------------------------
     Robert E. Parsons, Jr.                Officer)

/s/  Donald D. Olinger                     Vice President (Principal Financial Officer)          April 17, 1998
------------------------------------
     Donald D. Olinger

/s/  Bruce D. Wardinski                    Treasurer  (Principal Accounting Officer)             April 17, 1998
------------------------------------
     Bruce D. Wardinski

/s/  Christopher G. Townsend               Vice President and Director                           April 17, 1998
------------------------------------
     Christopher G. Townsend

/s/  Christopher J. Nassetta               Director                                              April 17, 1998
------------------------------------
     Christopher J. Nassetta

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, State of Maryland, on April 17, 1998.

                              HMC Hotel Development Corporation

                              By:    /s/ Robert E. Parsons, Jr.
                                     --------------------------
                                     Robert E. Parsons, Jr.
                                     President and Director


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                                     TITLE                                     DATE
             ----------                                     -----                                     ----
/s/  Robert E. Parsons, Jr.                President and Director                                April 17, 1998
------------------------------------       (Principal Executive Officer)
     Robert E. Parsons, Jr.

/s/  Donald D. Olinger                     Vice President (Principal Financial Officer)          April 17, 1998
------------------------------------
     Donald D. Olinger

/s/  Bruce D. Wardinski                    Vice President and Treasurer                          April 17, 1998
------------------------------------       (Principal Accounting Officer)
     Bruce D. Wardinski

/s/  Christopher G. Townsend               Vice President and Director                           April 17, 1998
------------------------------------
     Christopher G. Townsend

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, State of Maryland, on April 17, 1998.

                              HMC Retirement Properties, Inc.

                              By:    /s/ Christopher G. Townsend.
                                     ----------------------------
                                     Christopher G. Townsend.
                                     President and Director


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                                     TITLE                                     DATE
             ----------                                     -----                                     ----
/s/  Christopher G. Townsend             President and Director                                  April 17, 1998
------------------------------------     (Principal Executive Officer)
     Christopher G. Townsend

/s/  Robert E. Parsons, Jr.              Vice President, Chief Financial Officer                 April 17, 1998
------------------------------------     and Director (Principal Financial Officer
     Robert E. Parsons, Jr.              and Principal Accounting Officer)

/s/  Christopher J. Nassetta             Vice President and Director                             April 17, 1998
------------------------------------
     Christopher J. Nassetta

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, State of Maryland, on April 17, 1998.

                              HMC SFO, Inc.

                              By:    /s/ Christopher J. Nassetta
                                     ---------------------------
                                     Christopher J. Nassetta
                                     President and Director


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                                     TITLE                                     DATE
             ----------                                     -----                                     ----
/s/  Christopher J. Nassetta               President and Director (Principal                     April 17, 1998
------------------------------------       Executive Officer)
     Christopher J. Nassetta

/s/  Christopher G. Townsend               Vice President and Director (Principal Financial      April 17, 1998
------------------------------------       Officer)
     Christopher G. Townsend

/s/  Donald D. Olinger                     Vice President (Principal Accounting Officer)         April 17, 1998
------------------------------------
     Donald D. Olinger




                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, State of Maryland, on April 17, 1998.

                              HMH Marina, Inc.

                              By:    /s/ Robert E. Parsons, Jr.
                                     --------------------------
                                     Robert E. Parsons, Jr.
                                     President


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                                     TITLE                                     DATE
             ----------                                     -----                                     ----
/s/  Robert E. Parsons, Jr.                President (Principal Executive Officer)               April 17, 1998
------------------------------------
     Robert E. Parsons, Jr.

/s/  Christopher J. Nassetta               Vice President and Director (Principal Financial      April 17, 1998
------------------------------------       Officer and Principal Accounting Officer)
     Christopher J. Nassetta

/s/  Christopher G. Townsend               Vice President and Director                           April 17, 1998
------------------------------------
     Christopher G. Townsend

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, State of Maryland, on April 17, 1998.

                              HMH Pentagon Corporation.

                              By:    /s/ Christopher J. Nassetta
                                     ---------------------------
                                     Christopher J. Nassetta
                                     President


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                                     TITLE                                     DATE
             ----------                                     -----                                     ----
/s/  Christopher J. Nassetta              President (Principal Executive Officer and             April 17, 1998
------------------------------------      Principal Financial Officer)
     Christopher J. Nassetta

/s/  Donald D. Olinger                    Vice President (Principal Accounting Officer)          April 17, 1998
------------------------------------
     Donald D. Olinger

/s/  Robert E. Parsons, Jr.               Vice President and Director                            April 17, 1998
------------------------------------
     Robert E. Parsons, Jr.

/s/  Christopher G. Townsend               Vice President and Director                            April 17, 1998
------------------------------------
     Christopher G. Townsend

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, State of Maryland, on April 17, 1998.

                              HMH Properties, Inc.

                              By:    /s/ Robert E. Parsons, Jr.
                                     --------------------------
                                     Robert E. Parsons, Jr.
                                     President and Director


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                                     TITLE                                     DATE
             ----------                                     -----                                     ----
/s/  Robert E. Parsons, Jr.               President and Director (Principal                      April 17, 1998
------------------------------------      Executive Officer)
     Robert E. Parsons, Jr.

/s/  Christopher G. Townsend              Executive Vice President and Director                  April 17, 1998
------------------------------------
     Christopher G. Townsend

/s/  Christopher J. Nassetta              Executive Vice President                               April 17, 1998
------------------------------------
     Christopher J. Nassetta

/s/  Bruce D. Wardinski                   Senior Vice President and Treasurer (Principal         April 17, 1998
------------------------------------      Financial Officer)
     Bruce D. Wardinski

/s/  Donald D. Olinger                    Vice President and Corporate Controller                April 17, 1998
------------------------------------      (Principal Accounting Officer)
     Donald D. Olinger

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, State of Maryland, on April 17, 1998.

                              Host Airport Hotels, Inc.

                              By:    /s/ Christopher J. Nassetta
                                     ---------------------------
                                     Christopher J. Nassetta
                                     President and Director


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                                     TITLE                                     DATE
             ----------                                     -----                                     ----
/s/  Christopher J. Nassetta              President and Director (Principal Executive Officer)   April 17, 1998
------------------------------------
     Christopher J. Nassetta

/s/  Robert E. Parsons, Jr.               Vice President and Director (Principal Financial       April 17, 1998
------------------------------------      Officer and Principal Accounting Officer)
     Robert E. Parsons, Jr.

/s/  Christopher G. Townsend              Vice President and Director                            April 17, 1998
------------------------------------
     Christopher G. Townsend

                                  SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, State of Maryland, on April 17, 1998.

                                        HMH Realty Company, Inc.


                                        By: /s/ Christopher J. Nassetta
                                           ---------------------------------
                                            Christopher J. Nassetta
                                            President and Director


                               POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATED INDICATED.

             SIGNATURES                                     TITLE                                     DATE
             ----------                                     -----                                     ----
/s/  Christopher J. Nassetta              President and Director (Principal                      April 17, 1998
------------------------------------      Executive Officer)
     Christopher J. Nassetta

/s/  Robert E. Parsons, Jr.               Vice President and Director (Principal                 April 17, 1998
------------------------------------      Financial Officer)
     Robert E. Parsons, Jr.

/s/  Bruce D. Wardinski                   Vice President and Treasurer (Principal                April 17, 1998
------------------------------------      Accounting Officer)
     Bruce D. Wardinski

/s/  Christopher G. Townsend              Vice President and Director                            April 17, 1998
------------------------------------
     Christopher G. Townsend

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, State of Maryland, on April 17, 1998.

                              HMH Rivers, Inc.

                              By:    /s/ Christopher G. Townsend.
                                     ----------------------------
                                     Christopher G. Townsend.
                                     President and Director


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                                     TITLE                                     DATE
             ----------                                     -----                                     ----
/s/  Christopher G. Townsend              President and Director (Principal                      April 17, 1998
------------------------------------      Executive Officer)
     Christopher G. Townsend

/s/  Robert E. Parsons, Jr.               Vice President and Director (Principal Financial       April 17, 1998
------------------------------------      Officer)
     Robert E. Parsons, Jr.

/s/  Donald D. Olinger                    Vice President (Principal Accounting Officer)          April 17, 1998
------------------------------------
     Donald D. Olinger

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, State of Maryland, on April 17, 1998.

                              Host Marriott Hospitality, Inc.

                              By:    /s/ Terence C. Golden.
                                     ----------------------
                                     Terence C. Golden
                                     President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                                     TITLE                                     DATE
             ----------                                     -----                                     ----
/s/  Terence C. Golden                    President and Chief Executive Officer                      April 17, 1998
------------------------------------      (Principal Executive Officer)
     Terence C. Golden

/s/  Robert E. Parsons, Jr.               Executive Vice President and Director                      April 17, 1998
------------------------------------      (Principal Financial Officer)
     Robert E. Parsons, Jr.

/s/  Donald D. Olinger                    Vice President  (Principal Accounting Officer)             April 17, 1998
------------------------------------
     Donald D. Olinger

/s/  Christopher J. Nassetta              Executive Vice President and Director                      April 17, 1998
------------------------------------
     Christopher J. Nassetta

/s/  Christopher G. Townsend              Senior Vice President and Director                         April 17, 1998
------------------------------------
     Christopher G. Townsend

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, State of Maryland, on April 17, 1998.

                              Marriott Financial Services, Inc.

                              By:    /s/ Robert E. Parsons, Jr.
                                     --------------------------
                                     Robert E. Parsons, Jr.
                                     President and Director


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                                     TITLE                                     DATE
             ----------                                     -----                                     ----
/s/  Robert E. Parsons, Jr.               President and Director (Principal                      April 17, 1998
------------------------------------      Executive Officer)
     Robert E. Parsons, Jr.

/s/  Christopher J. Nassetta              Vice President (Principal Financial Officer            April 17, 1998
------------------------------------      and Principal Accounting Officer)
     Christopher J. Nassetta

/s/  Christopher G. Townsend              Vice President and Director                            April 17, 1998
------------------------------------
     Christopher G. Townsend

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, State of Maryland, on April 17, 1998.

                              Marriott SBM Two Corporation.

                              By:    /s/ Robert E. Parsons, Jr.
                                     --------------------------
                                     Robert E. Parsons, Jr.
                                     President and Director


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Christopher G. Townsend as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                                     TITLE                                     DATE
             ----------                                     -----                                     ----
/s/  Robert E. Parsons, Jr.               President and Director (Principal                      April 17, 1998
------------------------------------      Executive Officer)
     Robert E. Parsons, Jr.

/s/  Christopher J. Nassetta              Vice President and Director (Principal Financial       April 17, 1998
------------------------------------      Officer and Principal Accounting Officer)
     Christopher J. Nassetta

/s/  Christopher G. Townsend              Vice President and Director                            April 17, 1998
------------------------------------
     Christopher G. Townsend